AMENDMENT NO. 1 TO
AGREEMENT OF LIMITED PARTNERSHIP
OF
GRUBB & ELLIS HEALTHCARE REIT HOLDINGS, LP

THIS AMENDMENT NO. 1 TO AGREEMENT OF LIMITED PARTNERSHIP OF GRUBB & ELLIS HEALTHCARE REIT HOLDINGS, LP (this “Amendment”), dated as of November 14, 2008, is entered into by and among Grubb & Ellis Healthcare REIT, Inc., a Maryland corporation, as general partner (the “General Partner”), and Grubb & Ellis Healthcare REIT Advisor, LLC (referred to herein as the “Initial Limited Partner” or the “Advisor”, as applicable).

W I T N E S S E T H

WHEREAS, the General Partner and the Initial Limited Partner formed Grubb & Ellis Healthcare REIT Holdings, LP (the “Partnership”) as a limited partnership pursuant to the Act by filing a certificate of limited partnership with the Secretary of State of the State of Delaware on April 20, 2006;

WHEREAS, the General Partner and the Initial Limited Partner are parties to that certain Agreement of Limited Partnership dated September 20, 2006 (the “Agreement”);

WHEREAS, the General Partner and the Initial Limited Partner desire to amend the Agreement as herein provided;

WHEREAS, the Agreement, as amended by this Amendment shall be binding upon all Persons now or at any time hereafter who are Partners;

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Amendment, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

1. Definitions.

(a) Amended Definitions. The definitions of the following terms in the Agreement are deleted in their entirety and replaced with the following:

1.4 “Advisor” means Grubb & Ellis Healthcare REIT Advisor, LLC, the advisor to the Partnership and the General Partner pursuant to the Advisory Agreement.

1.5 “Advisory Agreement” means that certain Amended and Restated Advisory Agreement by and among the Advisor, the Partnership, the General Partner and for limited purposes Grubb & Ellis Realty Investors, LLC, dated as of November 14, 2008 and effective as of October 24, 2008.

1.8 “Agreement” means the Agreement of Limited Partnership of Grubb & Ellis Healthcare REIT Holdings, LP, as originally executed, as amended by this Amendment and as it may be further amended, modified, supplemented or restated from time to time, as the context requires.

1.32 “General Partner” means Grubb & Ellis Healthcare REIT, Inc., a Maryland corporation, and any successor as general partner of the Partnership.

1.37 “Initial Limited Partner” means Grubb & Ellis Healthcare REIT Advisor, LLC.

1.63 “Partnership” means Grubb & Ellis Healthcare REIT Holdings, LP, and any successor thereto.

(b) New Definitions. The following defined terms are hereby added to the Agreement:

1.102 “Deferred Payment Election” has the meaning set forth in Section 5.1(e).

1.103 “Deferred Termination Amount” has the meaning set forth in Section 5.1(e).

1.104 “Included Assets” means the Partnership Assets owned by the Partnership as of the date of the Termination Event plus any Partnership Assets acquired after the date of the Termination Event for which the Advisor was entitled to receive an Acquisition Fee (as defined in the Advisory Agreement) pursuant to Section 8(a)(i) of the Advisory Agreement for services rendered; provided, however, no assets shall be counted twice.

1.105 “Other Liquidity Event” means a Liquidating Event, a liquidation, sale of all or substantially all of the assets of the Partnership or the merger of the Partnership with another entity where the stockholders of the General Partner receive in exchange for their shares of REIT Stock shares of a company that are traded on a national securities exchange (“Merger”).

1.106 “Separate Asset Value” has the meaning set forth in Section 5.1(e).

1.107 “Self-Management Program” has the meaning set forth in Section 5.1(e).

2. Organizational Matters. Section 2.2 of the Agreement shall be deleted in its entirety and replaced with the following:

2.2 Name

The name of the Partnership is Grubb & Ellis Healthcare REIT Holdings, LP. The Partnership’s business may be conducted under such name or under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “LP,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner, acting in its sole and absolute discretion without the Consent of any Limited Partner, may change the name of the Partnership. The General Partner shall notify the Limited Partners of any such name change in the next regular communication to the Limited Partners. Upon termination of the Partnership or the termination, resignation or withdrawal of the Initial Limited Partner as the Advisor, all of the Partnership’s right, title and interest in and to the use of the name “Grubb & Ellis Healthcare REIT Holdings, LP” and any variation thereof, shall become the property of the Initial Limited Partner, and if requested to do so by the Initial Limited Partner, the Partnership shall change the name of the Partnership to exclude the term “Grubb & Ellis.” Neither the Partnership nor any Limited Partner other than the Initial Limited Partner shall have any right or interest in and to the use of any such name or mark.

3. Distributions. Section 5.1(e) of the Agreement shall be deleted in its entirety and replaced with the following:

(e) Distribution to Advisor Upon Termination.

(i) Upon a Termination Event, the Advisor shall no longer be entitled to any distributions of the Advisor Participation in Sales Proceeds under Section 5.1(c). If a Listing Event has not occurred as of the date of a Termination Event, then the Advisor (in its capacity as Partner) shall receive a distribution (the “Termination Amount”), which shall be paid within five (5) Business Days of the date of such Termination Event, in an amount equal to 15% of the amount, if any, by which (A) the Appraised Value of all of the Partnership Assets as of the date of the Termination Event, less any indebtedness secured by such assets, plus the cumulative distributions made to the General Partner from the inception of the Partnership through the date of the Termination Event, exceeds (B) the sum of (1) the Invested Capital of the General Partner as of such date, and (2) the 8% Return that has accrued with respect to the Invested Capital of the General Partner from the inception of the Partnership through the date of the Termination Event; provided, however, that, if the Advisory Agreement is not renewed because the General Partner has decided to pursue a self-management program (the “Self-Management Program”), then the Advisor, in its sole discretion, may elect, within five (5) Business Days of the date of such Termination Event, to forego a distribution of the Termination Amount upon such Termination Event and instead elect (“Deferred Payment Election”) to receive a deferred termination amount (the “Deferred Termination Amount”), which, notwithstanding any other provisions herein to the contrary, shall exclude any new Partnership Assets acquired and/or owned by the General Partner (either directly or through third parties) after such Termination Event, other than the Included Assets (the “Separate Asset Value”). The Deferred Termination Amount, if any, shall be paid within five (5) Business Days of the first to occur of (x) a Listing Event or (y) an Other Liquidity Event, in an amount equal to:

(A) if in connection with a Listing Event, 15% of the amount, if any, by which (I) the Appraised Value as of the Listing Date of the Included Assets, less any indebtedness secured by such assets as of the Listing Date, plus the cumulative distributions made to the General Partner and to any Limited Partners (other than the Initial Limited Partner) with respect to Partnership Units issued in connection with the acquisition of the Included Assets from the inception of the Partnership through the Listing Date, exceeds (II) the sum of (1) the Invested Capital of the General Partner as of the Listing Date (excluding Invested Capital relating to the Separate Asset Value), (2) the capital value of any Partnership Units issued in connection with the acquisition of the Included Assets to the Limited Partners (other than the Initial Limited Partner) as valued by the General Partner as of the date of such issuance, and (3) the 8% Return that has accrued with respect to such Invested Capital of the General Partner and that has accrued to any Limited Partners (other than the Initial Limited Partner) with respect to Partnership Units issued in connection with the acquisition of the Included Assets for the period from the inception of the Partnership through the Listing Date; or

(B) if in connection with an Other Liquidity Event (except in connection with a Merger, which is addressed in Paragraph (C) below), after the Unrecovered Contribution Account and 8% Return Account of the General Partner and similar accounts of each Limited Partner (other than the Initial Limited Partner), in each case as of the date of the Other Liquidity Event, have been reduced to zero ($0), 15% of any Net Sales Proceeds received from the Sale of Included Assets shall be distributed to the Advisor (in its capacity as Partner), and 85% of such Net Sales Proceeds shall be distributed to the Partners as determined by the General Partner in its sole and absolute discretion in accordance with their respective Percentage Interests as of the applicable Partnership Record Date; or

(C) if in connection with an Other Liquidity Event involving a Merger, 15% of the amount, if any, by which (I) the Appraised Value as of the Merger of the Included Assets, less any indebtedness secured by such assets as of the date of the Merger, plus the cumulative distributions made to the General Partner and to any Limited Partners (other than the Initial Limited Partner) with respect to Partnership Units issued in connection with the acquisition of the Included Assets from the inception of the Partnership through the date of the Merger, exceeds (II) the sum of (1) the Invested Capital of the General Partner as of the date of the Merger (excluding Invested Capital relating to the Separate Asset Value), (2) the capital value of any Partnership Units issued in connection with the acquisition of the Included Assets to the Limited Partners (other than the Initial Limited Partner) as valued by the General Partner as of the date of such issuance, and (3) the 8% Return that has accrued with respect to such Invested Capital of the General Partner and that has accrued to any Limited Partners (other than the Initial Limited Partner) with respect to Partnership Units issued in connection with the acquisition of the Included Assets for the period from the inception of the Partnership through the date of the Merger;

Provided further that if the Advisor makes a Deferred Payment Election, the Advisor shall not be entitled to receive any other amounts under Sections 5.1(c) or (d) following the date of such election.

Notwithstanding any other provisions herein to the contrary, the Advisor acknowledges and agrees that: (i) the Advisor has not received and the General Partner has not provided any assurance or representation of any kind relating to the Deferred Termination Amount; (ii) the Advisor does not have any expectation of any minimum level of the Deferred Termination Amount; (iii) the Advisor shall not have any rights or interests of any kind with respect to the Separate Asset Value; (iv) neither the General Partner nor any director, officer, shareholder, partner, member, employee, trustee, representative or agent of the General Partner shall have any liability or responsibility to the Advisor for any act or omission performed or failed to be performed by it, or for any losses, claims, costs, damages, or liabilities arising from any such act or omission relating to the acquisition, management, operation, or disposition of the Partnership Assets; (v) the General Partner shall have full power, authority, discretion and control with respect to the Partnership Assets and in pursuing and conducting the Self-Management Program; (vi) the Deferred Termination Amount, if any, is and shall be deemed to be a contingent interest; (vii) nothing herein shall in any way limit or restrict the General Partner’s rights to pursue a follow-on offering; (viii) any rights of the Advisor to the Deferred Termination Amount, if any, are personal to the Advisor and, notwithstanding any other provisions herein to the contrary, may not be assigned by the Advisor except to an Affiliate or successor entity; and (ix) payment of the Deferred Termination Amount, if any, is subject to the Advisor fully and reasonably cooperating with the General Partner and the Self-Management Program, including, without limitation, executing any documents reasonably requested by the General Partner, provided nothing herein shall limit the Advisor’s (or its Affiliates’) rights to pursue and engage in other offerings in the same or other asset class(es), subject to the Advisory Agreement. The foregoing provisions are of material importance to the General Partner. The Advisor acknowledges and agrees that the General Partner has agreed to payment of the Deferred Termination Amount (subject to the provisions herein), if any, in reliance of the Advisor’s agreement to the foregoing provisions.

(ii) Any Termination Amount or Deferred Termination Amount, if any and as applicable, shall be paid, as determined by the General Partner’s board of directors, including a majority of the independent directors, either in the form of cash or the issuance to the Advisor of an interest-bearing promissory note (the “Termination Note”) in an amount equal to the Termination Amount or the Deferred Termination Amount, as applicable; provided, however, in connection with a Merger, the General Partner shall have the right, at its sole discretion, to pay the Deferred Termination Amount, if any, in the form of REIT Stock prior to such Merger or in the form of the stock of the surviving company traded on a national securities exchange, in connection with such Merger. Interest on the Termination Note will accrue beginning on the date that the Termination Amount or Deferred Termination Amount, as applicable, would otherwise be due and payable, at a rate deemed fair and reasonable by the General Partner. In the event the Termination Amount or the Deferred Termination Amount, as applicable, is paid in the form of the Termination Note, the Partnership shall repay the Termination Note using Net Sales Proceeds prior to making any distributions under Section 5.1(c) until the Termination Note is paid in full, including all accrued but unpaid interest. If the Termination Note has not been paid in full within five (5) years after the date of the issuance of the Termination Note, then the General Partner (as determined by the General Partner’s board of directors, including a majority of the independent directors) shall purchase the Termination Note from the Advisor in exchange for either cash or REIT Stock with a Value equal to the aggregate amount outstanding under the Termination Note, including principal and accrued but unpaid interest. The Advisor agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Stock if the Termination Note is purchased with REIT Stock as provided herein.

4. Redemption Right. Section 8.6(l) of the Agreement is deleted in its entirety and replaced with the following:

(l) Redemptions by the Advisor. For so long as the Advisor remains the advisor to the Partnership and General Partner under the Advisory Agreement, or in the event the Advisor makes a Deferred Payment Election pursuant to Section 5.1(e), until payment of the Deferred Termination Amount, if any and as applicable, neither the Advisor nor any Affiliate of the Advisor (other than the General Partner) may redeem any portion of the Partnership Units held by such Person; provided that, upon the occurrence of a Listing Event, immediately following the distribution to the Advisor of all amounts required to be distributed to the Advisor pursuant to Section 5.1(d) or Section 5.1(e), as applicable, the Partnership shall redeem all of the Partnership Units held by the Advisor and its Affiliates (other than the General Partner), at a redemption price equal to and in the form of the Redemption Amount. In addition, upon the occurrence of a Termination Event, immediately following the distribution to the Advisor of all amounts required to be distributed to the Advisor pursuant to Section 5.1(e) (including, but not limited to the repayment of the Termination Note in full, if applicable), the Partnership shall redeem all of the Partnership Units held by the Advisor and its Affiliates (other than the General Partner), at a redemption price equal to and in the form of the Redemption Amount. With respect to any automatic redemption of Partnership Units held by the Advisor or its Affiliates (other than the General Partner) pursuant to this Section 8.6(l), the General Partner will elect for payment of the Redemption Amount by the Partnership to the Advisor and/or any such Affiliate to be the Cash Amount.

5. Transfers by the Advisor. Section 11.3(g) of the Agreement is deleted in its entirety and replaced with the following:

(g) Transfers by the Advisor. For so long as the Advisor remains the advisor to the Partnership and the General Partner under the Advisory Agreement, or in the event the Advisor makes a Deferred Payment Election pursuant to Section 5.1(e), until payment of the Deferred Termination Amount, if any and as applicable, neither the Advisor nor any Affiliate of the Advisor (other than the General Partner) may transfer any portion of the Partnership Units held by the Advisor to any Person, other than (i) Transfers to any Affiliate of the Advisor, and (ii) deemed Transfers to the General Partner pursuant to Section 8.6(c).

6. The Advisor. Notwithstanding any other provisions in the Agreement or this Amendment to the contrary, upon a Termination Event, the Advisor shall not have any rights, powers, authorities or interests of any kind relating to the management, control, or operation of the Partnership or the Partnership Assets.

7. Separate Assets. Notwithstanding any other provisions in the Agreement or this Amendment to the contrary, the General Partner shall have the ability to form a new partnership for which it serves as General Partner for the purpose of acquiring real estate and other assets after the date of the Termination Event, other than the Included Assets.

8. Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Amendment.

9. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

10. Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Amendment immediately upon affixing its signature hereto.

11. Applicable Law. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

12. Invalidity of Provisions. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

13. Entire Agreement. The Agreement, as amended by this Amendment, contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 to Agreement of Limited Partnership as of the day and year first above written.

GENERAL PARTNER:
Grubb & Ellis Healthcare REIT, Inc.

By: /s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer & President

INITIAL LIMITED PARTNER/ADVISOR:

Grubb & Ellis Healthcare REIT Advisor, LLC

By: Andrea R. Biller
Name: Andrea R. Biller
Title: Executive Vice President